Exhibit 10.5

CARE INVESTMENT TRUST INC.

MANAGER EQUITY PLAN

CARE INVESTMENT TRUST INC.

MANAGER EQUITY PLAN

Approved: June 21, 2007

CARE INVESTMENT TRUST INC.

MANAGER EQUITY PLAN

1.

Purpose; Types of Awards; Construction.

The purposes of the Care Investment Trust Inc. Manager Equity Plan (the “Plan”) are to issue equity-based incentives to CIT Healthcare LLC, a Delaware limited liability company, or any successor thereto (the “Manager”),which may in turn issue incentives to the employees of the Manager or of the Manager's Affiliates in order to increase their efforts on behalf of the Company and its subsidiaries and to promote the success of the Company's business.  The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.

2.

Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)

“Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) any legal entity for which such Person acts as an executive officer or general partner.

(b)

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(c)

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d)

“Board” means the Board of Directors of the Company.

(e)

“Change in Control” means:

(i)  Any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)  The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)   There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

(f)

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g)

"Committee" means the committee, if any, established by the Board to administer the Plan.

(h)

"Company" means Care Investment Trust Inc., a Maryland corporation, or any successor corporation.

(i)

"Effective Date" means the date on which the Plan is adopted by the Board, subject to obtaining the approval of the Company's stockholder(s).

(j)

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k)

"Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board.  Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded for such date; (ii) if the shares of Stock are then traded in an over-the-counter market, the closing bid price for the shares of Stock in such over-the-counter market for such date; or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(l)

"Management Agreement" means the Management Agreement expected to be entered into by and between the Company and the Manager, as such may be amended from time to time.

(m)

"Option" means a right, granted to the Manager under Section 6(b)(i), to purchase shares of Stock.

(n)

"Other Stock-Based Award" means a right or other interest granted to the Manager that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to unrestricted shares of Stock.

(o)

"Plan" means this Care Investment Trust Inc. Manager Equity Plan, as amended from time to time.

(p)

"Restricted Stock" means an Award of shares of Stock to the Manager under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(q)

"Restricted Stock Unit" or "RSU" means a right granted to the Manager under Section 6(b)(iv) to receive Stock, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(r)

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(s)

"Stock" means shares of the common stock, par value $0.001 per share, of the Company.

(t)

"Stock Appreciation Right" or "SAR" means the right granted to the Manager under Section 6(b)(ii) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

3.

Administration.

The Plan shall be administered by the Board.  Except with respect to the amendment, modification, suspension or early termination of the Plan, the Board may appoint a Committee to administer all or a portion of the Plan.  To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to the Committee.  The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:  (i) grant Awards; (ii) determine the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) accelerate the vesting of an Award, (vi) make adjustments in the terms and conditions of Awards; (vii) construe and interpret the Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to the Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.  All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Company, the Manager or any Affiliate of the Company or the Manager (or any person claiming any rights under the Plan from or through the Manager) and any stockholder.  Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, neither the Board nor the Committee may take any action which would have the effect of reducing the aggregate exercise, base or purchase price of any Award without obtaining the approval of the Company's stockholders.

4.

Eligibility.

Awards may be granted to the Manager in the discretion of the Board.  In determining the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5.

Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,325,636, subject to adjustment as provided herein.  If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered to the Company or if an Award terminates or expires without a distribution of shares to the Manager, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.  For purposes of determining the number of shares of Stock that remain available for issuance under the Plan, (i) the number of shares of Stock that are tendered by the Manager or other Award holder or withheld by the Company to pay the exercise price of an Award or to satisfy the Manager’s or the Award holder’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the shares of Stock covered by any stock-settled SAR Award to the extent exercised, will not be added back to the Plan.  Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Manager under the Plan, then the Board shall make equitable changes or adjustments to any or all of:  (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, base price or purchase price relating to any Award; and (iv) the performance goals, if any, applicable to outstanding Awards.  In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6.

Terms of Awards.

(a)

General.  The term of each Award shall be for such period as may be determined by the Board.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis.  The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.  In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b)

Terms of Specified Awards.  The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan.  Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals.  Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i)

Options.  The Board is authorized to grant Options to the Manager on the following terms and conditions:

(A)

Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Board, but in no event shall the per share exercise price of any Option be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option.  The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Manager, through a "broker cashless exercise" procedure approved by the Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Board may require that any Stock exchanged by the Manager have been owned by the Manager for at least six months as of the date of exercise.  An Award Agreement may provide that the Manager may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(B)

Term and Exercisability of Options.  The date on which the Board adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted (unless a subsequent grant date is set forth in the resolution).  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.  An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(C)

Termination of Services.  Subject to Section 7, an Option may not be exercised unless the Manager is then providing services to the Company pursuant to the Management Agreement; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of the termination of the Management Agreement, to a date not later than the expiration date of such Option.

(D)

Section 409A of the Code.  An Option may only be granted to the Manager if the shares of Stock underlying such Option would qualify as “service recipient stock” under Section 409A of the Code.

(E)

Non-Qualified Stock Options.  The Options granted under the Plan shall be deemed to be “Non-Qualified Stock Options” under the Code.

(F)

Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

(ii)

Stock Appreciation Rights.  The Board is authorized to grant SARs to the Manager on the following terms and conditions:

(A)

In General.  Unless the Board determines otherwise, an SAR granted in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter.  An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.  Payment of an SAR may be made in cash, Stock, or property as specified in the Award or determined by the Board.

(B)

Right Conferred.  An SAR shall confer on the Manager a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the base price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Board may determine, provided it is no less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR).

(C)

Term and Exercisability of SARs.  The date on which the Board adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted.  SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.  An SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(D)

Termination of Services.  Subject to Section 7, an SAR may not be exercised unless the Manager is then providing services to the Company pursuant to the Management Agreement; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of the termination of the Management Agreement, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E)

Section 409A of the Code.  An SAR may only be granted to the Manager if the shares of Stock underlying such SAR would qualify as “service recipient stock” under Section 409A of the Code.

(F)

Other Provisions.  SARs may be subject to such other conditions including, but not limited to,

restrictions on transferability of the shares acquired upon exercise of such SARs, as the Board may prescribe in its discretion or as may be required by applicable law.

(iii)

Restricted Stock.  The Board is authorized to grant Restricted Stock to the Manager on the following terms and conditions:

(A)

Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine.  The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.  Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have the right to vote Restricted Stock.

(B)

Forfeiture.  Subject to Section 7, upon termination of the Management Agreement during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Board may waive in whole or in part the forfeiture of Restricted Stock.

(C)

Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine.  If certificates representing Restricted Stock are registered in the name of the Manager, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D)

Dividends.   Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock while unvested unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in shares of Stock (including stock splits or stock dividends), such shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the shares of Restricted Stock with respect to which they were paid, unless otherwise determined by the Board.  If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the vesting period and paid or forfeited when the related shares of Restricted Stock vest or are forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date.  In no event shall any cash dividend or distribution be paid later than 2½ months after the calendar year in which the dividend or distribution becomes nonforfeitable.

(iv)

Restricted Stock Units.  The Board is authorized to grant RSUs to the Manager, subject to the following terms and conditions:

(A)

Award and Restrictions.  Delivery of Stock, cash or other property, as determined by the Board, will occur upon expiration of the period specified for RSUs by the Board during which forfeiture conditions apply, or such later date as the Board shall determine.  The Board may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B)

Forfeiture.  Subject to Section 7, upon termination of the Management Agreement prior to the vesting of RSUs, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Board may waive in whole or in part the forfeiture of RSUs.

(C)

Dividend Equivalents.  Unless otherwise determined by the Board, RSUs shall be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property,

are paid with respect to the Stock.  Unless otherwise determined by the Board, any such dividend equivalents shall be paid on the dividend payment date to the Manager or other Award holder as though each RSU held by such holder were a share of outstanding Stock.

(v)

Other Stock-Based Awards.  The Board is authorized to grant Awards to the Manager in the form of Other Stock-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan.  Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals.  The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter.  Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of shares of Stock that are not subject to any restrictions or a substantial risk of forfeiture.

7.

Termination of Management Agreement.

Unless otherwise determined by the Board and set forth in an individual Award Agreement, upon termination or non-renewal of the Management Agreement other than for Cause (as defined in the Management Agreement), any Award outstanding under the Plan that was not previously vested and/or exercisable shall become fully vested and/or exercisable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved.

8.

Change in Control.

(a)

The Board shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Agreement or determined at a subsequent time.  Subject to applicable laws, rules and regulations, the Board shall, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation:  (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control; or (D) permit or require the Manager or other Award holders to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference between the highest price paid for a share of Stock in the

Change in Control transaction and the exercise price of the Award. In addition, except as otherwise specified in an Award Agreement:

(i)

any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change in Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the termination of the Management Agreement;

(ii)

any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change in Control shall lapse;

(iii)

the vesting of all Awards denominated in shares of Stock outstanding as of the effective date of the Change in Control shall be accelerated.

(b)

Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 8 may not be terminated, amended, or modified upon or after a Change in Control in a manner that would adversely affect an Award holder’s rights with respect to an outstanding Award without the prior written consent of the Award holder.

9.

General Provisions.

(a)

Nontransferability.  Unless otherwise provided in an Award Agreement, Awards with respect to which vesting and/or exercisability requirements have not been met shall not be transferable by the Manager.  Options and SARs granted under the Plan shall be exercisable only by the Manager.

(b)

No Right to Continued Service, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon the Manager the right to provide services to the Company or any parent or subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Management Agreement.

(c)

Taxes.  The Manager shall be solely responsible for the payment of any taxes that may become payable by the Manager which arise from the issuance, vesting or exercise of any Award granted to it by the Company under the Plan.

(d)

Effective Date; Amendment and Termination.

(i)

The Plan shall take effect upon the Effective Date, subject to the approval of the Company's stockholder(s).

(ii)

The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.  The Board may at any time and from time to time amend any outstanding Award in whole or in part.  Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award (other than an amendment made for the Plan or an Award to comply with Section 409A of the Code) shall affect adversely any of the rights of the Manager, without the Manager's consent, under any Award theretofore granted under the Plan.

(e)

Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date.  No Awards shall be granted under the Plan after such expiration date.  The expiration of the Plan shall not affect adversely any of the rights of the Manager, without the Manager's consent, under any Award theretofore granted.

(f)

No Rights to Awards.  The Manager shall not have any claim to be granted any Award under the Plan.

(g)

Unfunded Status of Awards.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to the Manager pursuant to an Award, nothing contained in the Plan or any Award shall give any the Manager any rights that are greater than those of a general creditor of the Company.

(h)

No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Regulations and Other Approvals.

(i)

The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii)

Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iii)

The Board may require the Manager receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Board shall determine is necessary or desirable to further the Company's interests.

(j)

Section 409A.  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term, or condition will be amended by the Board or Committee in its discretion to comply with Section 409A of the Code.

(k)

Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Maryland without giving effect to the conflict of laws principles thereof.